As filed with the Securities and Exchange Commission on September 4, 2014

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MARATHON PATENT GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	6794	01-0949984
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
Telephone: (703) 232-1701
 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Croxall
11100 Santa Monica Blvd., Ste. 380
Los Angeles, CA 90025
Telephone: (703) 232-1701
 (Name, address including zip code, and telephone number, including area code, of agent for service)

With copies to:

Harvey J. Kesner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

[ ] Large accelerated filer	[ ] Non-accelerated filer (Do not check if a smaller reporting company)
[ ] Accelerated filer	[X] Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $.0001 par value per share	—	—	—	—
Preferred Stock, $.0001 par value per share	—	—	—	—
Warrants	—	—	—	—
Units (4)	—	—	—	—
Total	—	—	$100,000,000	$12,880

(1)             There are being registered under this registration statement such indeterminate number of shares of common stock and preferred stock; such indeterminate number of warrants to purchase common stock, preferred stock, and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock, and warrants as may be issued upon conversion of or exchange for preferred stock, upon exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)             The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3, as amended.

(3) Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

(4) Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 4, 2014

MARATHON PATENT GROUP, INC.

$100,000,000

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell, from time to time in one or more offerings, any combination of securities that we describe in this prospectus having an aggregate initial offering price of up to $100,000,000.  We may also offer common stock or preferred stock upon exercise of warrants; and common stock upon conversion of preferred stock or exercise of warrants.

We will provide specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in this prospectus. You should read this prospectus, the accompanying prospectus supplement, any documents incorporated by reference and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is traded on The NASDAQ Stock Market LLC under the symbol “MARA.”  On September 2, 2014, the last reported sale price of our common stock on The NASDAQ Stock Market LLC was $11.29. The applicable prospectus supplement will contain information, where applicable, as to any listing, if any, on The NASDAQ Stock Market LLC or any other securities market or other exchange covered by the applicable prospectus supplement.

INVESTING IN OUR SECURITIES INVOLVES VARIOUS RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

We may offer and sell these securities through underwriters, dealers or agents or directly to purchasers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in an accompanying prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in an accompanying prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is   _______________.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings, up to a maximum aggregate initial offering price of $100,000,000.

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described in the prospectus we will provide a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any accompanying prospectus supplement—the statement in the later-dated document modifies or supersedes the earlier statement. You should carefully read both this prospectus and any accompanying  prospectus supplement or other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, accompanying prospectus supplements and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any accompanying prospectus supplement or any related free writing prospectus.

This prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials do not contain all of the information included in the registration statement as permitted by the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3, of which this prospectus is a part, including its exhibits. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, therefore, file reports and other information with the SEC. Statements contained in this prospectus and any accompanying prospectus supplement, free writing prospectus or other offering materials about the provisions or contents of any agreement or other document are only summaries. If SEC rules require that any agreement or document be filed as an exhibit to the registration statement, you should refer to that agreement or document for its complete contents.

Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement or any related free writing prospectus, or any sale of a security.

In this prospectus, unless otherwise specified or the context requires otherwise, we use the terms “Marathon,” the “Company,” “we,” “us” and “our” to refer to Marathon Patent Group, Inc.

OUR BUSINESS

Overview

Our business is to acquire patents and patent rights and to monetize the value of those assets to generate revenue and profit.  We acquire patents and patent rights from their owners, who range from individual inventors to Fortune 500 companies.  Part of our acquisition strategy is to acquire or invest in patents and patent rights that cover a wide-range of subject matter, which allows us to achieve the benefits of a growing diversified portfolio of assets.  Generally, the patents and patent rights that we acquire are characterized by having large identifiable companies who are or have been using technology that infringes on our patents and patent rights.  We generally monetize our portfolio of patents and patent rights by entering into license discussions, and if that is unsuccessful, initiating enforcement activities against any infringing parties with the objective of entering into a standard form of comprehensive settlement and license agreement that may include the granting of non-exclusive retroactive and future rights to use the patented technology, a covenant not to sue, a release of the party from certain claims, the dismissal of any pending litigation and other terms that are appropriate in the circumstances.  Our strategy has been developed with the expectation that it will result in a long-term, diversified revenue stream.

As of June 30, 2014, our patent portfolios consist of 128 U.S. and foreign patents, five open patent applications and contract rights to 10 patents. During the second quarter of 2013, we began to generate revenue from our patent portfolio.

We were incorporated in the State of Nevada on February 23, 2010 under the name “Verve Ventures, Inc.” On December 7, 2011, we changed our name to “American Strategic Minerals Corporation” and were primarily engaged in exploration and potential development of uranium and vanadium minerals business. During June 2012, we decided to discontinue our uranium and vanadium minerals business and engaged in the business of acquiring, renovating, and selling real estate properties located within the areas of Southern California. On November 14, 2012, we decided to discontinue our real estate business and acquired all the intellectual property rights of Sampo. This was the foundation on which we built our business, and we now own 14 portfolios of patents and patent rights. Our principal office is located at 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025. Our telephone number is (703) 232-1701.

Business Model and Strategy

Our business model is based on two strategies: (1) the identification, analysis and acquisition of patents and patent rights; and (2) the generation of licensing revenues from the acquired patents or patent rights.

Typically, we compensate the patent seller through a combination of any one or more of the following: cash, common stock, preferred stock and  earn out.  Upon the close of the acquisition, the patents or patent rights as well as the assignment of the patents or patent rights are transferred to us or one of our subsidiaries.

Our Products and Services

We acquire patents and patent rights from patent holders in order to maximize the value of their patent holdings by conducting and managing a licensing campaign. Some patent holders tend to have limited internal resources and/or expertise to effectively address the unauthorized use of their patented technologies or they simply make the strategic business decision to outsource their intellectual property licensing.  Typically, we, or an operating subsidiary acquires a patent portfolio in exchange for a combination of an upfront cash payment, a percentage of our operating subsidiary's gross recoveries from the licensing and enforcement of the portfolio, or a combination of the two.

Customers

Currently, we define customers as firms that take licenses to our patents, either prior to or during patent litigation.  These firms generally enter into non-exclusive, non-assignable license agreements with us in return for a one-time, non-recurring, upfront license and settlement payment  and these customers do not generally engage in on-going, recurring business activity with us.

Intellectual Property and Patent Rights

Our intellectual property is primarily comprised of trade secrets, patented know-how, issued and pending patents, copyrights and technological innovation.

As of June 30, 2014, our patent portfolios consists of 128 U.S. and foreign patents, five open patent applications and contract rights to 10 patents. During the second quarter of 2013, we began to generate revenue from our patent portfolio.  In the aggregate, the earliest date for expiration of a patent in our patent portfolio is past (the patent is expired, but patent rules allow for six year look-back for royalties), the median expiration date for patents in our portfolio is October 30, 2016, and the latest expiration date for a patent in any of our patent portfolios is July 18, 2024.  A summary of our patent portfolios is as follows:

Subsidiary	Number of Patents	Earliest Expiration Date	Median Expiration Date	Latest Expiration Date	Subject Matter
Bismarck	14	09/15/15	09/15/15	01/22/18	Communication and PBX equipment
CRFD Research	4	09/17/21	08/11/22	08/19/23	Web page content translator and device-to-device transfer system
Cyberfone	38	Expired	09/15/15	06/07/20	Telephony and data transactions
Dynamic Advances	4	Expired	10/02/17	03/06/23	Natural language interface
E2E	4	04/27/20	11/17/23	07/18/24	Manufacturing schedules using adaptive learning
Loopback	10	Expired	09/25/17	08/27/22	Automotive
Hybrid	2	11/14/15	09/09/16	07/17/17	Asynchronous communications
IP Liquidity	6	Expired	06/06/15	07/26/20	Pharmaceuticals / tire pressure systems
Relay	1	Expired	Expired	Expired	Multicasting
Sampo	3	03/13/18	03/13/18	11/13/20	Centrifugal communications
Sarif Biomedical	5	09/07/13	09/07/13	09/07/13	Microsurgery equipment
Selene	3	05/05/18	11/23/20	11/28/21	Communications
Signal	7	03/10/14	12/01/15	08/06/22	Automotive
Vantage Point	37	Expired	12/21/16	03/09/18	Computer networking and operations

Patent Enforcement Litigation

We may often be required to engage in litigation to enforce our patents and patent rights. We are, or may become a party to ongoing patent enforcement related litigation, alleging infringement by third parties of certain of the patented technologies owned or controlled by us.

RISK FACTORS

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Related to Our Company

We have changed the focus of our business to acquiring patents and patent rights and monetizing the value of those assets through enforcement campaigns that are expected to generate revenue.  We may not be able to successfully monetize the patents that we acquire and thus we may fail to realize all of the anticipated benefits of such acquisitions.

There is no assurance that we will be able to continue to successfully acquire, develop or monetize our patent portfolio. The acquisition of patents could fail to produce anticipated benefits or we could have other adverse effects that we do not currently foresee. Failure to successfully monetize our patents would have a material adverse effect on our business, financial condition and results of operations.

In addition, the acquisition of patent portfolios is subject to a number of risks, including, but not limited to the following:

●
There is a significant time lag between acquiring a patent portfolio and recognizing revenue from those patent assets. During that time lag, substantial amounts of costs are likely to be incurred that could have a negative effect on our results of operations, cash flows and financial position;

●
The monetization of a patent portfolio will be a time consuming and expensive process that may disrupt our operations. If our monetization efforts are not successful, our results of operations could be harmed. In addition, we may not achieve anticipated synergies or other benefits from such acquisition; and

●
We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through public or private debt or equity financings, borrowings or otherwise. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital, as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition.

Therefore, there is no assurance that the monetization of our patent portfolios will generate enough revenue to recoup our investment.

We are presently reliant largely on the patent assets we acquired from other companies. If we are unable to monetize such assets and generate revenue and profit through those assets or by other means, there is a significant risk that our business would fail.

At the commencement of our current line of business in 2012, we acquired a portfolio of patent assets from Sampo IP, LLC (“Sampo”), a company affiliated with our Chief Executive Officer, Douglas Croxall, from which we have generated revenue from enforcement activities and for which we plan to continue to generate enforcement related revenue.  On April 16, 2013, we acquired a patent from Mosaid Technologies Incorporated, a Canadian corporation. On April 22, 2013, we acquired a patent portfolio through a merger between CyberFone Acquisition Corp., a Texas corporation and our wholly owned subsidiary and CyberFone Systems LLC, a Texas limited liability company (“CyberFone Systems”). In June 2013, in connection with the closing of a licensing agreement with Siemens Technology, we acquired a patent portfolio from that company.  In September 2013, we acquired a portfolio from TeleCommunication Systems and an additional portfolio from Intergraph Corporation.  In October 2013, we acquired a patent portfolio from TT IP, LLC.  In December 2013 we had three transactions: (i) in connection with a licensing agreement with Zhone, we acquired a portfolio of patents from that company; (ii) we acquired a patent portfolio from Delphi Technologies, Inc.; and (iii) in connection with a settlement and license agreement, we agreed to settle and release another defendant for past and future use of our patents, whereby the defendant agreed to assign and transfer 2 U.S. patents and rights to us.  In May 2014, we acquired ownership rights of Dynamic Advances, LLC, a Texas limited liability company, IP Liquidity Ventures, LLC, a Delaware limited liability company, and Sarif Biomedical, LLC, a Delaware limited liability company, all of which hold patent portfolios or contract rights to the revenue generated from the patent portfolios. In June 2014, we acquired Selene Communication Technologies, LLC, which holds multiple patents. We plan to generate revenues from our acquired patent portfolios.  However, if our efforts to generate revenue from these assets fail, we will have incurred significant losses and may be unable to acquire additional assets. If this occurs, our business would likely fail.

We have economic interests in portfolios that the Company does not control and the decision regarding the timing and amount of licenses are held by third parties, which could lead to outcomes materially different than what the Company intended.

The Company owns contract rights to two portfolios over which it does not exercise control and cannot determine when and if, and if so, for how much, the patent owner licenses the patents.  This could lead to situations where we have dedicated resources, time and money to portfolios that despite the best interests of the Company, provide little or no return on our investment.  In these situations, the Company would record a loss on its investment and incur losses that contributes to the overall performance of the company.

Failure to effectively manage our growth could place strains on our managerial, operational and financial resources and could adversely affect our business and operating results.

Our growth has placed, and is expected to continue to place, a strain on our managerial, operational and financial resources and systems. Further, as our subsidiary companies’ businesses grow, we will be required to continue to manage multiple relationships. Any further growth by us or our subsidiary companies, or an increase in the number of our strategic relationships, may place additional strain on our managerial, operational and financial resources and systems. Although we may not grow as we expect, if we fail to manage our growth effectively or to develop and expand our managerial, operational and financial resources and systems, our business and financial results would be materially harmed.

We initiate legal proceedings against potentially infringing companies in the normal course of our business and we believe that extended litigation proceedings would be time-consuming and costly, which may adversely affect our financial condition and our ability to operate our business.

To monetize our patent assets, we generally initiate legal proceedings against likely infringing companies, pursuant to which we may allege that such companies infringe on one or more of our patents. Our viability could be highly dependent on the outcome of the litigation, and there is a risk that we may be unable to achieve the results we desire from such litigation, which failure would substantially harm our business.  In addition, the defendants in the litigations are likely to be much larger than us and have substantially more resources than we do, which could make our litigation efforts more difficult.

We anticipate that these legal proceedings may continue for several years and may require significant expenditures for legal fees and other expenses. Disputes regarding the assertion of patents and other intellectual property rights are highly complex and technical. Once initiated, we may be forced to litigate against others to enforce or defend our patent rights or to determine the validity and scope of other party’s patent rights. The defendants or other third parties involved in the lawsuits in which we are involved may allege defenses and/or file counterclaims in an effort to avoid or limit liability and damages for patent infringement. If such defenses or counterclaims are successful, they may preclude our ability to derive monetization revenue from the patents. A negative outcome of any such litigation, or one or more claims contained within any such litigation, could materially and adversely impact our business. Additionally, we anticipate that our legal fees and other expenses will be material and will negatively impact our financial condition and results of operations and may result in our inability to continue our business.

We may seek to internally develop additional new inventions and intellectual property, which would take time and be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

Part of our business may in the future include the internal development of new inventions or intellectual property that we will seek to monetize. However, this aspect of our business would likely require significant amounts of capital and would take time to achieve. Such activities could also distract our management team from its present business initiatives, which could have a material and adverse effect on our business. There is also the risk that such initiatives may not yield any viable new inventions or technology, which would lead to a loss of our investments in time and resources in such activities.

In addition, even if we are able to internally develop new inventions, in order for those inventions to be viable and to compete effectively, we would need to develop and maintain, and we would be heavily reliant upon, a proprietary position with respect to such inventions and intellectual property. However, there are significant risks associated with any such intellectual property we may develop principally including the following:

●	patent applications we may file may not result in issued patents or may take longer than we expect to result in issued patents;

●	we may be subject to interference proceedings;

●	we may be subject to opposition proceedings in the U.S. or foreign countries;

●	any patents that are issued to us may not provide meaningful protection;

●	we may not be able to develop additional proprietary technologies that are patentable;

●	other companies may challenge patents issued to us;

●	other companies may have independently developed and/or patented (or may in the future independently develop and patent) similar or alternative technologies, or duplicate our technologies;

●	other companies may design around technologies we have developed; and

●	enforcement of our patents would be complex, uncertain and very expensive.

We cannot be certain that patents will be issued as a result of any future patent applications, or that any of our patents, once issued, will provide us with adequate protection from competing products. For example, issued patents may be circumvented or challenged, declared invalid or unenforceable, or narrowed in scope. In addition, since publication of discoveries in scientific or patent literature often lags behind actual discoveries, we cannot be certain that we will be the first to make our additional new inventions or to file patent applications covering those inventions. It is also possible that others may have or may obtain issued patents that could prevent us from commercializing our products or require us to obtain licenses requiring the payment of significant fees or royalties in order to enable us to conduct our business. As to those patents that we may acquire, our continued rights will depend on meeting any obligations to the seller and we may be unable to do so. Our failure to obtain or maintain intellectual property rights for our inventions would lead to the loss of our investments in such activities, which would have a material adverse effect on us.

Moreover, patent application delays could cause delays in recognizing revenue from our internally generated patents and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Our future success depends on our ability to expand our organization to match the growth of our subsidiaries.

As our operating subsidiaries grow, the administrative demands upon us and our operating subsidiaries will grow, and our success will depend upon our ability to meet those demands. These demands include increased accounting, management, legal services, staff support, and general office services. We may need to hire additional qualified personnel to meet these demands, the cost and quality of which is dependent in part upon market factors outside of our control. Further, we will need to effectively manage the training and growth of our staff to maintain an efficient and effective workforce, and our failure to do so could adversely affect our business and operating results.

Potential acquisitions may present risks, and we may be unable to achieve the financial or other goals intended at the time of any potential acquisition.

Our future growth depends, in part, on our ability to acquire patented technologies, patent portfolios, or companies holding such patented technologies and patent portfolios. Accordingly, we have engaged in acquisitions to expand our patent portfolios and we intend to continue to explore such acquisitions. Such acquisitions are subject to numerous risks, including the following:

●	our inability to enter into a definitive agreement with respect to any potential acquisition, or if we are able to enter into such agreement, our inability to consummate the potential acquisition;

●	difficulty integrating the operations, technology and personnel of the acquired entity;

●	our inability to achieve the anticipated financial and other benefits of the specific acquisition;

●	difficulty in maintaining controls, procedures and policies during the transition and monetization process;

●	diversion of our management’s attention from other business concerns; and

●	failure of our due diligence process to identify significant issues, including issues with respect to patented technologies and patent portfolios, and other legal and financial contingencies.

If we are unable to manage these risks effectively as part of any acquisition, our business could be adversely affected.

Our revenues are unpredictable, and this may harm our financial condition.

From November 12, 2012 to the present, our operating subsidiaries have executed our business strategy of acquiring patent portfolios and accompanying patent rights and monetizing the value of those assets.  As of March 31, 2014, on a consolidated basis, our operating subsidiaries owned, controlled or had economic rights to 138 patent assets, which include U.S. patents and certain foreign counterparts, covering technologies used in a wide variety of industries. These acquisitions continue to expand and diversify our revenue generating opportunities. However, due to the nature of our patent monetization business and uncertainties regarding the amount and timing of the receipt of funds from the monetization of our patent assets resulting in part from uncertainties regarding the outcome of enforcement actions, rates of adoption of our patented technologies, outlook for the businesses for defendants, and certain other factors, our revenues may vary substantially from quarter to quarter, which could make our business difficult to manage, adversely affect our business and operating results, cause our quarterly results to fall below market expectations and adversely affect the market price of our common stock.

Our patent monetization cycle is lengthy and costly, and our marketing, legal and sales efforts may be unsuccessful.

We expect our operating subsidiaries to incur significant marketing, legal and sales expenses prior to entering into monetization events that generate revenue for the Company.  We will also spend considerable resources educating defendants on the benefits of a settlement with us that may include as one component a non-exclusive license for future use of our patent rights.  As such, we may incur significant losses in any particular period before any associated revenue stream begins.

If our efforts to convince defendants of the benefits of a settlement arrangement are unsuccessful, we may need to continue with the litigation process or other enforcement action to protect our patent rights and to realize revenue from those rights.  We may also need to litigate to enforce the terms of some existing agreements, protect our trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions will divert our managerial, technical, legal and financial resources from business operations.

Our exposure to uncontrollable outside influences, including new legislation, court rulings or actions by the United States Patent and Trademark Office, could adversely affect our patent monetization activities and results of operations.

Our patent acquisition and monetization business is subject to numerous risks from outside influences, including the following:

New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and reduce our revenue.

Our operating subsidiaries acquire patents with enforcement opportunities and spend substantial amounts of resources to enforce those patents. If new legislation, regulations or rules are implemented either by Congress, the U.S. Patent and Trademark Office, or USPTO, or the courts that impact the patent application process, the patent enforcement process or the rights of patent holders, such changes could materially and negatively affect our revenue and expenses and, therefore, our company.  Recently, United States patent laws were amended with the enactment of the Leahy-Smith America Invents Act, or the America Invents Act, which took effect on March 16, 2013. The America Invents Act includes a number of significant changes to U.S. patent law. In general, the legislation attempts to address issues surrounding the enforceability of patents and the increase in patent litigation by, among other things, establishing new procedures for patent litigation. For example, the America Invents Act changes the way that parties may be joined in patent infringement actions, increasing the likelihood that such actions will need to be brought against individual allegedly-infringing parties by their respective individual actions or activities. In addition, the America Invents Act enacted a new inter-partes review, or IPR,  process at the USPTO which can be used by defendants, and other individuals and entities, to separately challenge the validity of any patent. At this time, it is not clear what, if any, impact the America Invents Act will have on the operation of our patent monetization and enforcement business. However, the America Invents Act and its implementation could increase the uncertainties and costs surrounding the enforcement of our patented technologies, which could have a material adverse effect on our business and financial condition.  Patents from two of our portfolios, Sarif Biomedical and Vantage Point, are currently the subject of inter-partes reviews.

In addition, the U.S. Department of Justice, or the DOJ, has conducted reviews of the patent system to evaluate the impact of patent assertion entities on industries in which those patents relate. It is possible that the findings and recommendations of the DOJ could impact the ability to effectively monetize and enforce standards-essential patents and could increase the uncertainties and costs surrounding the enforcement of any such patented technologies. Also, the Federal Trade Commission, or FTC, has published its intent to initiate a proposed study under Section 6(b) of the Federal Trade Commission Act to evaluate the patent assertion practice and market impact of Patent Assertion Entities, or PAEs.  The FTC’s notice and request for public comment relating to the PAE study appeared in the Federal Register on October 3, 2013.  It is anticipated that the Company, including its subsidiaries, will be subject to this FTC study which would require the collection of certain information as detailed in notice published by the FTC.  It is expected that the results of the PAE study by the FTC will be provided to Congress and other agencies, such as the DOJ, who could take action, including legislative proposals, based on the results of the study.

Finally, new rules regarding the burden of proof in patent enforcement actions could substantially increase the cost of our enforcement actions and new standards or limitations on liability for patent infringement could negatively impact our revenue derived from such enforcement actions.

Changes in patent law could adversely impact our business.

Patent laws may continue to change and may alter the historically consistent protections afforded to owners of patent rights. Such changes may not be advantageous for us and may make it more difficult to obtain adequate patent protection to enforce our patents against infringing parties. Increased focus on the growing number of patent-related lawsuits may result in legislative changes that increase our costs and related risks of asserting patent enforcement actions. For instance, the United States House of Representatives passed a bill that would require non-practicing entities that bring patent infringement lawsuits to pay legal costs of the defendants, if the lawsuits are unsuccessful and certain standards are not met.

Trial judges and juries often find it difficult to understand complex patent enforcement litigation, and as a result, we may need to appeal adverse decisions by lower courts in order to successfully enforce our patent rights.

It is difficult to predict the outcome of patent enforcement litigation at the trial level. It is often difficult for juries and trial judges to understand complex, patented technologies and, as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and delayed revenue. Although we diligently pursue enforcement litigation, we cannot predict with significant reliability the decisions that may be made by juries and trial courts.

More patent applications are filed each year resulting in longer delays in getting patents issued by the USPTO.

Certain of our operating subsidiaries hold and continue to acquire pending patents. We have identified a trend of increasing patent applications each year, which we believe is resulting in longer delays in obtaining approval of pending patent applications. The application delays could cause delays in monetizing such patents to generate revenue from those assets and could cause us to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

Federal courts are becoming more crowded and, as a result, patent enforcement litigation is taking longer.

Our patent enforcement actions are almost exclusively prosecuted in federal court. Federal trial courts that hear our patent enforcement actions also hear criminal cases. Criminal cases always take priority over our actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, we believe there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges and, as a result, we believe that the risk of delays in our patent enforcement actions will have a greater effect on our business in the future unless this trend changes.

Any reductions in the funding of the USPTO could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications.

The assets of our operating subsidiaries consist of patent portfolios, including pending patent applications before the USPTO. The value of our patent portfolio is dependent, in part, on the issuance of patents in a timely manner, and any reductions in the funding of the USPTO could negatively impact the value of our assets. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an unexpected increase in our expenses.

Our acquisitions of patent assets may be time consuming, complex and costly, which could adversely affect our operating results.

Acquisitions of patent or other intellectual property assets, which are and will be critical to our business plan, are often time consuming, complex and costly to consummate. We may utilize many different transaction structures in our acquisitions and the terms of such acquisition agreements tend to be heavily negotiated. As a result, we expect to incur significant operating expenses and may be required to raise capital during the negotiations even if the acquisition is ultimately not consummated. Even if we are able to acquire particular patent assets, there is no guarantee that we will generate sufficient revenue related to those patent assets to offset the acquisition costs. While we will seek to conduct sufficient due diligence on the patent assets we are considering for acquisition, we may acquire patent assets from a seller who does not have proper title to those assets. In those cases, we may be required to spend significant resources to defend our ownership interest in the patent assets and, if we are not successful, our acquisition may be invalid, in which case we could lose part or all of our investment in the assets.

We may also identify patent or other patent rights assets that cost more than we are prepared to spend with our own capital resources. We may incur significant costs to organize and negotiate a structured acquisition that does not ultimately result in an acquisition of any patent assets or, if consummated, proves to be unprofitable for us. These higher costs could adversely affect our operating results and, if we incur losses, the value of our securities will decline.

In addition, we may acquire patents and technologies that are in the early stages of adoption in the commercial, industrial and consumer markets. Demand for some of these technologies will likely be untested and may be subject to fluctuation based upon the rate at which our companies may adopt our patented technologies in their products and services. As a result, there can be no assurance as to whether technologies we acquire or develop will have value that we can monetize.

In certain acquisitions of patent assets, we may seek to defer payment or finance a portion of the acquisition price. This approach may put us at a competitive disadvantage and could result in harm to our business.

We have limited capital and may seek to negotiate acquisitions of patent or other intellectual property assets where we can defer payments or finance a portion of the acquisition price. These types of debt financing or deferred payment arrangements may not be as attractive to sellers of patent assets as receiving the full purchase price for those assets in cash at the closing of the acquisition. As a result, we might not compete effectively against other companies in the market for acquiring patent assets, many of whom have substantially greater cash resources than we have. In addition, any failure to satisfy any debt repayment obligations that we may incur, may result in adverse consequences to our operating results.

We acquired the rights to market and license a patent analytics tool from IP Navigation Group, LLC and will dedicate resources and incur costs in an effort to generate revenues.  We may not be able to generate revenues and there is a risk that the time spent marketing and licensing the tool will distract management from the enforcement of the Company’s existing patent portfolios.

We expect to dedicate resources and incur costs in the marketing and licensing of the patent analytics tool, named Opus Analytics, in order to generate revenue, but there are no assurances that our efforts will be successful.  We may not generate any revenues from the licensing of the tool or may not generate enough license revenue to exceed our costs.  Our efforts therefore could lead to losses either reducing our income or increasing our overall loss and shareholders equity.

In addition, the time and effort spent marketing and licensing Opus Analytics could distract the Company and its officers from the management of the balance of the Company’s business and have a deleterious effect on results from the enforcement of the Company’s patents and patent rights.  This could lead to either sub-par returns from the patent and patent right enforcement efforts or even total losses of the value of such patents and patent rights, leading to considerable losses.

Any failure to maintain or protect our patent assets could significantly impair our return on investment from such assets and harm our brand, our business and our operating results.

Our ability to operate our business and compete in the patent market largely depends on the superiority, uniqueness and value of our acquired patent assets.  To protect our proprietary rights, we rely on and will rely on a combination of patent, trademark, copyright and trade secret laws, confidentiality agreements with our employees and third parties, and protective contractual provisions. No assurances can be given that any of the measures we undertake to protect and maintain the value of our assets will have any measure of success.

Following the acquisition of patent assets, we will likely be required to spend significant time and resources to maintain the effectiveness of those assets by paying maintenance fees and making filings with the United States Patent and Trademark Office. We may acquire patent assets, including patent applications that require us to spend resources to prosecute such patent applications with the United States Patent and Trademark Office. Further, there is a material risk that patent related claims (such as, for example, infringement claims (and/or claims for indemnification resulting therefrom), unenforceability claims, or invalidity claims) will be asserted or prosecuted against us, and such assertions or prosecutions could materially and adversely affect our business. Regardless of whether any such claims are valid or can be successfully asserted, defending such claims could cause us to incur significant costs and could divert resources away from our core business activities.

Despite our efforts to protect our intellectual property rights, any of the following or similar occurrences may reduce the value of our intellectual property:

●	our patent applications, trademarks and copyrights may not be granted and, if granted, may be challenged or invalidated;

●	issued trademarks, copyrights, or patents may not provide us with any competitive advantages when compared to potentially infringing other properties;

●	our efforts to protect our intellectual property rights may not be effective in preventing misappropriation of our technology; or

●	our efforts may not prevent the development and design by others of products or technologies similar to or competitive with, or superior to those we acquire and/or prosecute.

Moreover, we may not be able to effectively protect our intellectual property rights in certain foreign countries where we may do business in the future or from which competitors may operate. If we fail to maintain, defend or prosecute our patent assets properly, the value of those assets would be reduced or eliminated, and our business would be harmed.

Weak global economic conditions may cause infringing parties to delay entering into settlement and licensing agreements, which could prolong our litigation and adversely affect our financial condition and operating results.

Our business plan depends significantly on worldwide economic conditions and the United States and world economies have recently experienced weak economic conditions. Uncertainty about global economic conditions poses a risk as businesses may postpone spending in response to tighter credit, negative financial news and declines in income or asset values. This response could have a material adverse effect on the willingness of parties infringing on our assets to enter into settlements or other revenue generating agreements voluntarily. Entering into such agreements is critical to our business plan, and our failure to do so could cause material harm to our business.

If we are unable to adequately protect our patent assets, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of the patents and patent rights that we own or may hereafter acquire in our technologies, brands and content. We rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and other types of agreements to establish and protect our patent, intellectual property and proprietary rights. The efforts we take to protect our patents, intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our patents, intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our services are made available. There may be instances where we are not able to fully protect or utilize our patent and other intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our patent assets and intellectual property and proprietary rights from unauthorized use, the value of those assets may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products. In addition, protecting our patents and patent rights is expensive and diverts critical managerial resources. If any of the foregoing were to occur, or if we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our patent rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings. We also rely on trade secrets and contract law to protect some of our patent rights and proprietary technology. We will enter into confidentiality and invention agreements with our employees and consultants. Nevertheless, these agreements may not be honored and they may not effectively protect our right to our un-patented trade secrets and know-how. Moreover, others may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

We expect that we will be substantially dependent on a concentrated number of customers. If we are unable to establish, maintain or replace our relationships with customers and develop a diversified customer base, our revenues may fluctuate and our growth may be limited.

We expect that in the future, a significant portion of our revenues will be generated from a limited number of customers. For the year ended December 31, 2013, two customers accounted for approximately 55% of our revenue, and for the quarter ended June 30, 2014, five customers accounted for 100% of our revenue, with two customers accounting for approximately 98% of that revenue. There can be no guarantee that we will be able to obtain additional licenses for the Company’s patents, or if we able to do so, that the licenses will be of the same or larger size allowing us to sustain or grow our revenue levels, respectively. If we are not able to generate licenses from the limited group of prospective customers that we anticipate may generate a substantial majority of our revenues in the future, or if they do not generate revenues at the levels or at the times that we anticipate, our ability to maintain or grow our revenues will be adversely affected.

Risks Relating to Our Stock

Our management will be able to exert significant influence over us to the detriment of minority stockholders.

Our executive officers and directors beneficially own approximately 16.05 % of our outstanding common stock as of July 30, 2014. These stockholders, if they act together, will be able to exert significant influence on our management and affairs and all matters requiring stockholder approval, including significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing our change in control and might affect the market price of our common stock.

Exercise of warrants will dilute stockholders’ percentage of ownership.

We have issued options and warrants to purchase our common stock to our officers, directors, consultants and certain shareholders.   In the future, we may grant additional stock options, warrants and convertible securities. The exercise or conversion of stock options, warrants or convertible securities will dilute the percentage ownership of our other stockholders. The dilutive effect of the exercise or conversion of these securities may adversely affect our ability to obtain additional capital. The holders of these securities may be expected to exercise or convert them when we would be able to obtain additional equity capital on terms more favorable than these securities.

Our common stock may be delisted from The NASDAQ Stock Market LLC if we fail to comply with continued listing standards.

Our common stock is currently traded on The NASDAQ Stock Market LLC under the symbol “MARA.”  If we fail to meet any of the continued listing standards of The NASDAQ Stock Market LLC, our common stock could be delisted from The NASDAQ Stock Market LLC.  These continued listing standards include specifically enumerated criteria, such as:

●	a $1.00 minimum closing bid price;
●	stockholders’ equity of $2.5 million;
●	500,000 shares of publicly-held common stock with a market value of at least $1 million;
●	300 round-lot stockholders; and
●	compliance with NASDAQ’s corporate governance requirements, as well as additional or more stringent criteria that may be applied in the exercise of NASDAQ’s discretionary authority.

We could fail in future financing efforts or be delisted from NASDAQ if we fail to receive stockholder approval when needed.

We are required under the NASDAQ rules to obtain stockholder approval for any issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding before the issuance of such securities sold at a discount to the greater of book or market value in an offering that is not deemed to be a “public offering” by NASDAQ.  Funding of our operations and acquisitions of assets may require issuance of additional equity securities that would comprise more than 20% of the total shares of our common stock outstanding, but we might not be successful in obtaining the required stockholder approval for such an issuance.  If we are unable to obtain financing due to stockholder approval difficulties, such failure may have a material adverse effect on our ability to continue operations.

Our common stock may be affected by limited trading volume and price fluctuations, which could adversely impact the value of our common stock.

There has been limited trading in our common stock and there can be no assurance that an active trading market in our common stock will either develop or be maintained. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to periodically enter the market in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our common stock will be stable or appreciate over time.

In connection with the issuance of preferred stock and warrants, holders of the Company’s common stock will experience immediate and substantial dilution upon the conversion of such preferred stock and the exercise of such warrants.

On May 1, 2014, we issued 1,023,579 shares of Series A Preferred Stock, 391,000 shares of our par value $0.0001 Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and warrants to purchase an aggregate of 255,895 shares of common stock.  The shares of common stock underlying the Series A Preferred Stock and warrants issued on May 1, 2014 are being registered in this registration statement.  Upon conversion of the two series of preferred stock and exercise of the warrants, you will experience dilution.  As of July 30, 2014, we have 5,721,370 shares of common stock outstanding.  Assuming full conversion of the two classes of preferred stock and the exercise of the warrants issued on May 1, 2014, the number of shares of our Common stock outstanding will increase 1,670,474 shares from 5,721,370 shares of common stock outstanding as of July 30, 2014 to 7,391,844  shares of Common stock outstanding.

The rights of the holders of the Company’s common stock will be subordinate to our creditors and to the holders of our preferred stock in a liquidation and the certificate of designation relating to our Series A Preferred Stock contains certain covenants against the incurrence of indebtedness which could affect our business.

On May 2, 2014, we issued three promissory notes in the aggregate principal amount of $5,000,000 (which may increase to $6,000,000 in the event that such promissory notes are not paid in full on or prior to June 30, 2014) and preferred stock and warrants.  The promissory notes each mature on September 30, 2014.

Accordingly, the holders of common stock will rank junior to such indebtedness and to the liquidation rights of the holders of our Series A Preferred Stock, as well as to other non-equity claims on the Company and our assets, including claims in our liquidation.

Additionally, the Series A Preferred Stock places restrictions on our ability to incur indebtedness or engage in any transactions, subject to the voting right set forth, among other things, in the certificate of designations for the Series A Preferred Stock.

The Company is required to pay dividends on its Series A Preferred Stock; if we fail to pay such dividends in cash and pay such dividends in shares of our common stock then the holders of our common stock will be further diluted.

The holders of Series A Preferred Stock are entitled to annual dividends at a rate of 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  If we fail to pay such dividends in cash and pay the holders of Series A Preferred Stock their annual dividends in stock, you will experience further dilution.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

●	changes in our industry;

●	competitive pricing pressures;

●	our ability to obtain working capital financing;

●	additions or departures of key personnel;

●	sales of our common stock;

●	our ability to execute our business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	regulatory developments; and

●	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have never paid nor do we expect in the near future to pay dividends.

We have never paid cash dividends on our capital stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.  While it is possible that we may declare a dividend after a large settlement, investors should not rely on such a possibility, nor should they rely on an investment in us if they require income generated from dividends paid on our capital stock.  Any income derived from our common stock would only come from rise in the market price of our common stock, which is uncertain and unpredictable.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market upon the expiration of any statutory holding period, under Rule 144, or issued upon the exercise of outstanding warrants, it could create a circumstance commonly referred to as an "overhang" and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.  The shares of our restricted common stock will be freely tradable upon the earlier of: (i) effectiveness of a registration statement covering such shares and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 (or other applicable exemption) under the Securities Act.

Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

Investor relations activities, nominal “float” and supply and demand factors may affect the price of our stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for us.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may provide compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning us. We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.   In addition, investors in us may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of the investors.  Investor awareness activities may also be suspended or discontinued which may impact the trading market our common stock.

If we lose key personnel or are unable to attract and retain additional qualified personnel, we may not be able to successfully manage our business and achieve our objectives.

We believe our future success will depend upon our ability to retain our key management, including Doug Croxall, our Chief Executive Officer.  We may not be successful in attracting, assimilating and retaining our employees in the future.  The loss of Mr. Croxall would have a material adverse effect on our operations.  We have entered into an amendment to the employment agreement with Mr. Croxall, which extends the term of his employment agreement to November 2017.  We are competing for employees against companies that are more established than we are and have the ability to pay more cash compensation than we do.  As of the date hereof, we have not experienced problems hiring employees.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result, our small size and any future internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions.  Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them.  Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and any accompanying prospectus supplement and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on the front cover of this prospectus or such prospectus supplement only.  Because the risk factors referred to above, as well as the risk factors referred to on page 4 of this prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements.  Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which factors will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  We qualify all of the information presented in this prospectus and any accompanying prospectus supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

Except as described in any accompanying  prospectus supplement, we currently intend to use the net proceeds from this offering for general working capital and other purposes, including the acquisition of certain patent portfolios.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of an offering, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not determined the amount or timing of the expenditures listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from an offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

THE SECURITIES WE MAY OFFER

We may offer any of the following securities from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our preferred stock or common stock; or

●	any combination of our common stock, preferred stock, or warrants.

When we use the term “securities” in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise.  This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock.    We may offer shares of our common stock.  Our common stock is traded on The NASDAQ Stock Market LLC under the symbol “MARA.”

Preferred Stock.    Our Board of Directors has the authority to authorize the issuance of preferred stock from time to time in one or more classed or series, and to designate the voting rights, the preferences, the redemption rights, dividend rates, the conversion rights and other special rights with respect to each class or series of preferred stock. We may offer our preferred stock in one or more series.  For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants.    We may offer warrants to purchase our common stock and preferred stock.  For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms.  We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units.    We may offer units comprised of our common stock, preferred stock and warrants in any combination.  Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any accompanying prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any accompanying prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The accompanying prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

We have 250,000,000 authorized shares of capital stock, par value $0.0001 per share, of which 200,000,000 shares are common stock and 50,000,000 shares are “blank-check” preferred stock.

Capital Stock Issued and Outstanding

On July 18, 2013, we effectuated a Reverse Split at a ratio of 1-for-13. We have issued and outstanding securities on a fully diluted basis and as of August 28, 2014, after giving effect to the Reverse Split:

●	5,741,611 shares of common stock;

●	1,008,194 shares of Series A Preferred Stock;

●	391,000 shares of Series B Preferred Stock;

●	Warrants to purchase 907,550 shares of common stock; and

●	Options to purchase 848,846 shares of common stock

Common Stock

As of August 28, 2014, 5,741,611 shares of common stock were issued and outstanding. The holders of our common stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding up of our affairs. Holders of shares of common stock do not have preemptive, subscription or conversion rights.

Holders of shares of common stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of our outstanding voting securities can elect all of our directors.

The payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

On July 28, 2014, our Board of Directors adopted an amendment our Amended and Restated Bylaws (“Bylaws”), which provides that directors shall be divided into three (3) classes. Each such class shall consist, as nearly as may be possible, of one-third of the total number of directors, and any remaining directors shall be included within such groups as the Board of Directors shall designate. The first such class of directors will be elected for a term which expires in 2015. The second class will be elected for a term which expires in 2016. The third class will be elected to a term which expires in 2017. At each annual meeting of stockholders of the Company, beginning in 2015, successors to the class of directors whose term expires at the annual meeting in that year shall be elected for a three-year term. Our Board of Directors nominated and appointed the following persons to serve in each of the following, newly-constituted classes of directors: (i) John Stetson and Edward Kovalik for election as Class I directors; (ii) Stuart Smith and William Rosellini for election as Class II directors; and (iii) Doug Croxall for election as a Class III director.

Preferred Stock

Shares of preferred stock may be issued from time to time, in one or more series, and our Board of Directors is authorized to determine the designation and fix the number of shares of each series. Our Board of Directors is authorized to fix and determine the voting rights, the preferences, the redemption rights, dividend rates, the conversion rights and other special rights with respect to each class or series of preferred stock.

Prior to the issuance of shares of a series of our preferred stock, our Board of Directors, without stockholder approval, will adopt resolutions and file a certificate of designation regarding the series of preferred stock with the State of Nevada and the SEC.  The certificate of designation will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including the following:

●	the maximum number of shares in the series and the designation;

●	voting rights, if any, of the preferred stock;

●	the dividend rates, periods and/or payment dates or methods of calculation applicable to the preferred stock;

●	whether dividends are cumulative or non-cumulative, and if cumulative, the date from which dividends on the preferred stock will accumulate;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●
the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, another series of preferred stock, or any other class of securities being registered hereby, including the conversion price (or manner of calculation) and conversion period;

●	the provisions for redemption, if applicable, of the preferred stock;

●	the provisions for a sinking fund, if any, for the preferred stock;

●	liquidation preferences;

●
any limitation on the issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

There shall be no limitation or restriction on any variation between any of the different series of preferred stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof.  The several series of preferred stock may, except as otherwise expressly provided in any prospectus supplement or document incorporated by reference, as applicable, vary in any and all respects as fixed and determined by the resolution or resolutions of our board of directors, providing for the issuance of the various series; provided, however, that all shares of any one series of preferred stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Series A Preferred Stock

As of August 28, 2014, 1,008,194 shares of Series A Preferred Stock were issued and outstanding.  The terms of the Series A Preferred Stock are summarized below:

Rank.  The Series A Preferred Stock will rank senior to common stock and to all other classes and series of our equity securities which by its terms do not rank on a parity with or senior to the Series A Preferred Stock.

Dividend.  The holders of Series A Preferred Stock will be entitled to receive dividends at an annual rate equal to 8% based on a value of $6.50 per share, payable quarterly commencing on January 31, 2015.  We may pay dividends on the Series A Preferred Stock in shares of common stock, with each share of common stock being valued at the higher of $6.50 per share or the thirty day VWAP (as defined in the Series A Certificate of Designations) as of the trading day immediately prior to the date that the dividend is to be paid.  All accrued and unpaid dividends, if any, shall be mandatorily paid immediately prior to the earlier to occur of: (i) a liquidation, dissolution or winding up for the Company, (ii) a voluntary conversion by the holder of the Series A Preferred Stock, or (iii) a mandatory conversion pursuant to the terms of the Series A Certificate of Designations, and as further described below.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, the holders of the Series A Preferred Stock will be entitled to receive $6.50 per share of the respective preferred stock held, before any payments are made to holders of common stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to Series A Preferred Stock. After such payment to the holders of Series A Preferred Stock, holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

Voting Rights.  As long as more than 25% of the Series A Preferred Stock remain outstanding, we may not, and may not permit any subsidiary to, without the affirmative vote or consent of the holders of at least a majority of the Series A Preferred Stock outstanding at the time: (i) incur Indebtedness or authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Preferred Stock, ranking prior to the Series A Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up; (ii) amend, alter or repeal the provisions of the Series A Preferred Stock, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock; (iii) repurchase, redeem or pay dividends on (whether in cash, in kind, or otherwise), shares of our stock that are junior to the Series A Preferred; (iv) amend our Articles of Incorporation or By-Laws so as to affect materially and adversely any right, preference, privilege or voting power of the Series A Preferred Stock; (v) effect any distribution with respect to stock junior to or on parity with the Series A Preferred Stock; or (vi) reclassify our outstanding securities.  “Indebtedness” means (a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptance, current swap agreements, interest rate swaps, or other financial products, (c) all capital lease obligations (to the extent the same exceed $500,000 in any fiscal year), (d) all synthetic leases, and (e) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person; provided, however, Indebtedness shall not include (a) a working capital line of credit, containing typical and customary terms and conditions, of up to $3,000,000 issued by a bank, credit union, governmental agency or similar unaffiliated corporate or institutional lender, (b) usual and customary trade debt incurred in the ordinary course of business (c) indebtedness  incurred to fund all or a portion of  the purchase price in connection with the acquisition of  patent portfolios and/or other intellectual property by us and (d) endorsements for collection or deposit in the ordinary course of business.  Besides the foregoing voting rights, the Series A Preferred Stock shall have no voting rights and the common stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding common stock.

Conversion.  Each share of Series A Preferred Stock may be converted at the holder’s option at any time after issuance into one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

Mandatory Conversion.  On a date which at least one day after the VWAP of the Common stock has exceeded $9.25 per share for a period of four out of eight consecutive trading days, each share of the Series A Preferred Stock outstanding shall automatically convert into one fully paid and nonassessable shares of common stock, as adjusted for stock splits, combinations, certain dividends and distributions.

Series B Preferred Stock

As of August 28, 2014, 391,000 shares of Series B Preferred Stock were issued and outstanding.  The terms of the Series B Preferred Stock are summarized below:

Rank.  The Series B Preferred Stock will rank junior to the Series A Preferred Stock.

Dividend.  The holders of Series B Preferred Stock will be entitled to receive such dividends paid and distributions made to the holders of common stock, pro rata to the holders of common stock to the same extent as if such holders had converted the Series B Convertible Preferred Stock into common stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of common stock on the record date for such dividends and distributions.

Liquidation Preference.  In the event of a liquidation, dissolution or winding up of the Company, after provision for payment of all debts and liabilities of the Company and the payment of a liquidation preference to the holders of the Company’s Series A Preferred Stock, any remaining assets of the Company shall be distributed pro rata to the holders of common stock and the holders of Series B Convertible Preferred Stock as if the Series B Convertible Preferred Stock had been converted into shares of common stock on the date of such liquidation, dissolution or winding up of the Company.

Voting Rights.  The Series B Preferred Stock have no voting rights except with regard to certain customary protective provisions set forth in the  Series B Certificate of Designations and as otherwise provided by applicable law.

Conversion.  Each share of Series B Preferred Stock may be converted at the holder’s option at any time after issuance into  one share of common stock, provided that the number of shares of common stock to be issued pursuant to such conversion does not exceed, when aggregated with all other shares of common stock owned by such holder at such time, result in such holder beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.99% of all of the common stock outstanding at such time, unless otherwise waived  in writing by us with sixty-one (61) days’ notice.

Warrants

On May 31, 2013, we sold an aggregate of 1,153,844 units representing gross proceeds of $6,000,000 to certain accredited investors pursuant to a securities purchase agreement, among which, 999,998 units representing $5,200,000 were funded. Each unit was subscribed for a purchase price of $5.20 per unit and consists of: (i) one share of our common stock, and (ii) a three (3) year warrant to purchase one half share of our common stock at an exercise price of $6.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and stock dividends and similar events.  The warrants contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock. The Company paid placement agent fees of $170,000 to two broker-dealers in connection with the sale of the units of which $30,000 was previously paid by us as a retainer. On July 29, 2013, we converted legal fees of $29,620 into 5,696 units. In August 2013, two investors who had subscribed for an aggregate of 153,846 units for an aggregate purchase price of $800,000 on May 31, 2013 assigned their subscriptions to other investors. Such other investors each funded their subscriptions and such additional units were issued. Additionally, we paid placement agent fees of $35,029 and legal fees of $42,375 in connection with the sale of units.

On April 20, 2014, we sent a letter to all the holders of the warrants described above to reduce the exercise price of the warrants from $6.50 per share to $5.75 per share, if the holders of the warrants accepted the Company’s offer to exercise the warrants in full for cash by the extended deadline of April 24, 2014.  On April 24, 2014, one holder of such warrants, whom is an accredited investor, accepted our offer and thereby exercised his warrants, for gross proceeds of $138,224.

On May 1, 2014, we sold an aggregate of 1,000,502 units representing gross proceeds of $6,503,264 to certain accredited investors pursuant to a securities purchase agreement.  Each unit was subscribed for at a purchase price of $6.50 per unit and consists of: (i) one share of our 8% Series A Preferred Stock, $0.0001 par value per share, and (ii) a two year warrant to purchase shares of our common stock, $0.0001 par value per share in an amount equal to twenty five percent (25%) of the number of Series A Preferred shares purchased. The warrants have an exercise price of $7.50 per share, subject to adjustment upon the occurrence of certain events such as stock splits and dividends.  The warrants also contain limitations on the holders’ ability to exercise the warrants in the event such exercise causes the holder to beneficially own in excess of 9.99% of our issued and outstanding common stock.  The Company paid a placement fee to Laidlaw & Company (UK) Ltd., as placement agent, in the amount of $200,000 in connection with the sale of the units, of which  $100,000 was paid in cash upon the closing of the private placement and $100,000 was payable in units.  Accordingly, the Company issued 15,385 shares of Series A Preferred Stock and 3,846 warrants to Laidlaw & Company (UK) Ltd.  In addition, we paid the lead investors in the offering $50,000 for due diligence. It was originally contemplated that this fee would be fully paid in units, however we ultimately paid $25,000 in cash to one lead investor and $25,000 was paid in units to the other lead investor in the offering, such that we issued 7,692 shares of Series A Preferred Stock and 1,923 warrants to such lead investor.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equity Stock Transfer LLC, whose address is 110 Greene St. Suite 403, New York, NY 10012.

Listing

Our common stock is listed on The NASDAQ Stock Market LLC under the symbol “MARA.”  We have not applied to list our common stock on any other exchange or quotation system.

Indemnification of directors and officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under one or more warrant agreements to be entered into between us and warrant holders or a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, and whether the exercise price must be paid in cash and whether the exercise price may be paid in additional securities or by other “cashless” means, and conditions for such exercises;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more purchasers;

●	through agents;

●	to or through underwriters, brokers or dealers;

●	through a combination of any of these methods.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.

In addition, the manner in which we may sell some or all of the securities covered by this prospectus, include, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

We may also enter into hedging transactions. For example, we may:

●
enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the common shares pursuant to this prospectus, in which case such broker-dealer or affiliate may use common shares received from us, as applicable, to close out its short positions;

●
enter into option or other types of transactions that require us to deliver common shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the common shares under this prospectus; or

●
loan or pledge the common shares to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:

●	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

●	any delayed delivery arrangements;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

General

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

Underwriters and Agents

If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or pricing supplement, as the case may be.

Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

Dealers

We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.

Direct Sales

We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making, Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock which is listed on The NASDAQ Stock Market LLC. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the, preferred stock, debt or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock or warrants will be described in the applicable prospectus supplement or pricing supplement, as the case may be.

In connection with any offering of common stock, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.

In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the shares of common stock sold in this offering.  A member of Sichenzia Ross Friedman Ference LLP is also indirectly the beneficial owner of 4,808 shares of common stock and 2,404 shares of common stock issuable upon the exercise of outstanding warrants

EXPERTS

The audited consolidated financial statements as of December 31, 2013 and 2012 and for the years then ended incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of KBL, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing in giving said report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (“Securities Act”), with respect to the securities covered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and, in accordance therewith, we file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available for inspection and copying at the Public Reference Room and website of the SEC referred to above. We maintain a website at http:// www.marathonpg.com/. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC and applicable law permits us to “incorporate by reference” into this prospectus information that we have or may in the future file with or furnish to the SEC. This means that we can disclose important information by referring you to those documents. You should read carefully the information incorporated herein by reference because it is an important part of this prospectus. We hereby incorporate by reference the following documents into this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the SEC on March 31, 2014;
●	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, as filed with the SEC on May 30, 2014;
●	Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2013, as filed with the SEC on June 12, 2014;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;
●	Our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2014, as filed with the SEC on July 1, 2014;
●	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the SEC on August 14, 2014;
●	Our Current Report on Form 8-K filed with the SEC on April 18, 2014;
●	Our Current Report on Form 8-K filed with the SEC on April 18, 2014;
●	Our Current Report on Form 8-K filed with the SEC on April 30, 2014;
●	Our Current Report on Form 8-K/A filed with the SEC on May 1, 2014;
●	Our Current Report on Form 8-K filed with the SEC on May 5, 2014;
●	Our Current Report on Form 8-K filed with the SEC on May 7, 2014;
●	Our Current Report on Form 8-K filed with the SEC on May 8, 2014;
●	Our Current Report on Form 8-K filed with the SEC on May 16, 2014;
●	Our Current Report on Form 8-K filed with the SEC on June 4, 2014;
●	Our Current Report on Form 8-K filed with the SEC on July 9, 2014;
●	Our Current Report on Form 8-K/A filed with the SEC on July 9, 2014;
●	Our Current Report on Form 8-K filed with the SEC on July 23, 2014;
●	Our Current Report on Form 8-K filed with the SEC on July 31, 2014;
●	Our Current Report on Form 8-K filed with the SEC on August 14, 2014;
●	Our Current Report on Form 8-K filed with the SEC on September 3, 2014;
●	Our Proxy Statement on Schedule 14A filed with the SEC on August 21, 2014; and
●	The description of our capital stock that is contained in our Registration Statement on Form 8-A, filed with the SEC on July 22, 2014.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the initial filing date of this registration statement of which this prospectus is a part. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.  The reports and other documents that we file after the date of this prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act will update, supplement and supersede the information in this prospectus. You may request and obtain a copy of any of the filings incorporated herein by reference, at no cost, by writing or telephoning us at the following address or phone number: Marathon Patent Group, Inc., 11100 Santa Monica Blvd., Ste. 380, Los Angeles, CA 90025, Telephone: (703) 232-1701, Attn: Chief Financial Officer.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by the Company in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee:

SEC registration fee		$12,880.00
Transfer agent’s fees and expenses	$	*
Legal fees and expenses	$	*
Printing fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous fees and expenses	$	*
Total	$	*

    * Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Officers and Directors.

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”).  NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Disclosure of SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers and persons controlling us, we understand that it is the SEC’s opinion that such indemnification is against public policy as expressed in the Securities Act and may therefore be unenforceable.

Item 16.  Exhibits.

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 28, 2014)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2013)
3.5
Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.6
Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

4.1*	Form of Specimen Stock Certificate
4.2*	Form of Warrant
4.3*	Form of Unit
5.1*	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of KBL, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Form S-3)

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.

Item 17.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof .

 (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 4, 2014.
MARATHON PATENT GROUP, INC.
By:	/s/ Doug Croxall
Name: Doug Croxall
Title: Chief Executive Officer and Chairman
(Principal Executive Officer)

By:	/s/ Francis Knuettel II
Name: Francis Knuettel II
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Doug Croxall his/her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Doug Croxall	Chief Executive Officer and Chairman (Principal Executive Officer)	September 4, 2014
Doug Croxall

/s/ Francis Knuettel II	Chief Financial Officer (Principal Financial and Accounting Officer)	September 4, 2014
Francis Knuettel II

/s/ John Stetson	Executive Vice President, Secretary and Director	September 4, 2014
John Stetson

	Director	September 4, 2014
Stuart Smith

	Director	September 4, 2014
Edward Kovalik

/s/ William Rosellini	Director	September 4, 2014
William Rosellini

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on December 9, 2011)
3.2	Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 28, 2014)
3.3	Certificate of Amendment to Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on February 20, 2013)
3.4	Certificate of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on July 19, 2013)
3.5
Certificate of Designations of Series A Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

3.6
Certificate of Designations of Series B Convertible Preferred Stock of Marathon Patent Group, Inc. (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on May 7, 2014)

4.1*	Form of Specimen Stock Certificate
4.2*	Form of Warrant
4.3*	Form of Unit
5.1*	Opinion of Sichenzia Ross Friedman Ference LLP
23.1	Consent of KBL, LLP
23.2	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page of this Form S-3

*	To the extent applicable, to be filed by an amendment or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference herein.